Exhibit 10.8

English Translation

Current Shareholders of Shanghai Zhengtu Network Technology Co., Ltd.

Shanghai Zhengtu Network Technology Co., Ltd.

and

Shanghai Zhengtu Information Technology Co., Ltd.

Purchase Option and Cooperation Agreement

in relation to

Shanghai Zhengtu Network Technology Co., Ltd.

Shanghai, PRC

Purchase Option and Cooperation Agreement

Purchase Option and Cooperation Agreement

This Purchase Option and Cooperation Agreement (this “Agreement”) dated September 7, 2006, is entered into in Shanghai, People’s Republic of China (the “PRC”) by and among:

1.	Zhang Lu, a PRC citizen, ID Card No.320106196404022819;

2.	Lin Haixiao, a PRC citizen, ID Card No.332623197807250017;

3.	Yue Tao, a PRC citizen, ID Card No.520201197703150410;

4.	Liu Wei, a PRC citizen, ID Card No.120101196801242525;

5.	Cheng Chen, a PRC citizen, ID Card No.3201051975030300X;

6.	Chen Kai, a PRC citizen, ID Card No.340104650508205;

7.	Wang Yonggui, a PRC citizen, ID Card No.510102196801157952;

8.	Qu Fabing, a PRC citizen, ID Card No.310110197412196816;

9.	Feng Yuliang, a PRC citizen, ID Card No.230107671211155;

10.	Shanghai Lanlin Bio-technology Co., Ltd.

Registered address: 1535 Hongmei Road, Shanghai

(Zhang Lu, Lin Haixiao, Yue Tao, Liu Wei, Cheng Chen, Chen Kai, Wang Yonggui, Qu Fabing, Feng Yuliang and Shanghai Lanlin Bio-technology Co., Ltd. are hereinafter collectively and individually referred to as “Party A”);

11.	Shanghai Zhengtu Information Technology Co., Ltd. (“Party B”)

Registered address: Room 501, 9858 Humin Road, Shanghai;

12.	Shanghai Zhengtu Network Technology Co., Ltd. (“Party C”)

Registered address: Room 520, Block B, 135 Kangjian Road, Shanghai;

(In this Agreement, the parties above are hereinafter individually referred to as a “Party”, and collectively referred to as the “Parties”.)

Whereas,

(1)	Party A are the registered shareholders of Party C and lawfully hold 100% equity interests in Party C. Appendix 1 sets out the amount of capital contribution and the shareholdings by Party A in the registered capital of Party C as of the date hereof.

Purchase Option and Cooperation Agreement

(2)	Party B, which is a limited liability company duly established and validly existing in the PRC, provides technical support, consulting services and other services to Party C and is a key partner of Party C.

(3)	Party A agrees to exclusively grant Party B an irrevocable purchase option (the “Purchase Option”) whereby Party A shall, to the extent permitted by the PRC Laws, at the request of Party B, transfer the Expected Equities (as defined below) to Party B and/or any other entity or person designated by Party B pursuant to this Agreement.

(4)	Party C agrees Party A shall grant Party B the Purchase Option pursuant to this Agreement.

(5)	Party B agrees to cooperate with Party A and Party C as agreed herein.

Now, therefore, the Parties agree as below:

Article One Definitions

1.1	Unless otherwise construed under context, in this Agreement, the following terms shall have the meanings set forth below:

“PRC Laws”:	mean the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

“Expected Equities”:	with respect to each of Party A, means the total equity interests held by it in the registered capital of Party C; with respect to Party A as a whole, means the 100% equity interests in the registered capital of Party C.

“Transferred Equity”:	means when Party B exercises its Purchase Option (the “Exercise”), the equity interests which Party B has the right to request any or all of the members of Party A to transfer to it or its designated entity or person as required in Article 3.2 hereof, in the amount of all Expected Equities or a portion thereof to be solely determined by Party B subject to the provisions of the PRC Laws then in force and its business concerns.

“Transfer Price”:	means, for each Exercise, the total consideration to be paid to Party A by Party B or its designated entity or person for acquisition of the Transferred Equity.

“Party C Assets”:	means all tangible and intangible assets that Party C owns or has the right to use during the term of this Agreement, including but not limited to any real property, personal property and trademark,

Purchase Option and Cooperation Agreement

copyright, patent, know-how, domain name, software license and other intellectual property rights.

“Material Agreements”:	mean the agreements entered into by Party C with Party B which have a material impact on the business or assets of Party C, including but not limited to the Exclusive Technical Consulting and Service Agreement, the Network Game Software Sales and the Licensing Agreement and other agreements relating to Party C’s business.

1.2	The references to any PRC Laws shall be deemed:

(1)	to include the references to the amendments, alterations, supplements and reenactments of such PRC Laws, whether effective prior to or after the date hereof; and

(2)	to include the references to the decisions, circulars and rules that are formed thereunder or take effect as a result thereof.

1.3	Unless the context otherwise specifies, references to the articles, sub-articles, items and paragraphs herein shall be made to such articles, sub-articles, items and paragraphs in this Agreement.

Article Two Grant of Purchase Option

2.1	The members of Party A hereby severally and jointly agree to irrevocably, unconditionally and exclusively grant Party B a Purchase Option whereby to the extent permitted by the PRC Laws, Party B has the right to request Party A to transfer the Expected Equities to it or its designated entity or person in the manner specified herein. Party B agrees to accept such option.

2.2	Party C hereby agrees to Party A granting to Party B such Purchase Option pursuant to above Article 2.1 and other provisions hereof.

Article Three Method of Exercise

3.1	To the extent permitted under the PRC Laws, Party B, at its sole discretion, may decide the specific time, method and number of its Exercise.

3.2

To the extent that the PRC Laws then in effect permit Party B and/or its designated entity or person to hold all of the equity interests in Party C, Party B may select to exercise its Purchase Option in whole at a time through the acquisition of all of the Expected Equities by Party B and/or its designated entity or person. If the PRC Laws then in effect permit Party B and/or its designated entity or person to hold only a portion of the equity interests in Party C, Party B shall have the right to determine the amount of the Transferred Equity to the extent below the cap on shareholding percentage (the “Shareholding Cap”) under

Purchase Option and Cooperation Agreement

the PRC Laws then in effect and Party B and/or any other entity or person designated by it will acquire such amount of the Transferred Equity from Party A. In the latter case, as the Shareholding Cap permitted under the PRC Laws is gradually loosened, Party B shall have the right to exercise its Purchase Option in phases, with a view to finally acquire all of the Expected Equities.

3.3	Party B, for each Exercise by it, has the right to solely determine the amount of Transferred Equity to be transferred by Party A to Party B and/or other entity or person designated by it in such Exercise and Party A shall respectively transfer the Transferred Equity in the amount specified by Party B to Party B and/or other entity or person designated by it. Party B and/or other entity or person designated by it shall, for the Transferred Equity received by each of them in each Exercise, pay the Transfer Price to Party A who transfers such Transferred Equity.

3.4	At the time of each Exercise, Party B may itself accept the Transferred Equity or designate any third party to accept all or a portion of the Transferred Equity.

3.5	Each time after Party B decides on an Exercise, it shall deliver to Party A a notice on exercise of the Purchase Option (the “Exercise Notice”, in the form attached hereto as Appendix 2). Upon receipt of the Exercise Notice, Party A shall immediately transfer the Transferred Equity to Party B and/or other entity or person designated by it in the manner specified in Article 3.3 hereof.

3.6	The members of Party A hereby severally and jointly undertake and warrant that upon delivery of the Exercise Notice by Party B:

(1)	Party A shall immediately convene a meeting of shareholders and, by adopting shareholders’ resolutions and taking all other necessary actions, agree to transfer all of the Transfer Equity to Party B and/or other entity or person designated by it at the Transfer Price;

(2)	Party A shall enter into an equity transfer agreement with Party B and/or other entity or person designated by it to transfer all of the Transfer Equity to Party B and/or other entity or person designated by it at the Transfer Price; and

(3)	Party A shall, at the request of Party B and as provided under laws and regulations, provide necessary assistance to Party B (including providing and executing all relevant legal documents, completing all governmental approval and registration procedures and assuming all relevant obligations) to allow Party B and/or other entity or person designated by it to acquire all of the Transferred Equity free from any defect in law.

3.7

Besides entering into this Agreement, each of Party A shall sign a power of attorney (the “POA”, in the form attached hereto as Appendix 3) appointing in writing any person designated by Party B to execute any and all necessary legal documents on behalf of such a Party A pursuant to this Agreement to ensure Party B and/or other entity or person designated by it will acquire all of the Transferred Equity free from any defect in law. The POA shall be kept by Party B and at any time when necessary, Party B may require Party A

Purchase Option and Cooperation Agreement

to execute multiple counterparts of the POA and submit such POAs to the relevant government authority/ies.

Article Four Transfer Price

At the time of each Exercise by Party B, the total Transfer Price to be paid to Party A by Party B or its designated entity or person shall equal the amount of Party C’s net asset value represented by the Transferred Equity (the “Equivalent Amount”). If the PRC Laws impose any regulations on the then Transfer Price, which leads to a Transfer Price higher than the Equivalent Amount stated above, Party B or its designated entity or person shall have the right to select the lowest price permitted under the PRC Laws as the Transfer Price in accordance with the PRC Laws. Subject to the compliance with any applicable law, the Transfer Price received by Party A as a result of such equity transfer shall be delivered to Party C.

Article Five Representations and Warranties

5.1	The members of Party A hereby severally and jointly represent and warrant as below and such representations and warranties shall remain valid the same as they were made at the time of transfer of the Expected Equities:

5.1.1	Each of Party A is a PRC citizen with full civil capacity; it has the full and independent legal status and capability to execute, deliver and perform this Agreement and can act independently as a subject in a legal action.

5.1.2	Each of Party A has the full powers and authorizations to execute and deliver this Agreement and all other documents in connection with the transaction contemplated hereby to which it is a party and has the full powers and authorizations to consummate the transaction contemplated by this Agreement.

5.1.3	This Agreement will be lawfully and duly executed and delivered by Party A. This Agreement will constitute a valid and binding obligation of Party A, enforceable against it in accordance with the terms hereof.

5.1.4	The members of Party A are the registered lawful owners of the Expected Equities as of the time when this Agreement become effective. Except for the rights created by means of this Agreement, the Equity Pledge Agreement entered into between Party A and Party B and other agreements or legal documents entered into by Party A with Party B and/or Party C, the Expected Equities shall be free from any liens, pledges, claims and other security interests and third-parties rights. Under this Agreement, Party B and/or other entity or person designated by it may, following each Exercise, have the clean title to the Transferred Equity free from any liens, pledges, claims and other security interests or third-parties rights.

5.2	Party C hereby represents and warrants that:

Purchase Option and Cooperation Agreement

5.2.1	Party C is a limited liability company duly incorporated and validly existing in the PRC and has the independent legal person status. It has the full and independent legal status and capability to execute, deliver and perform this Agreement and can act independently as a party in litigation.

5.2.2	Party C has the full corporate powers and authorizations to execute and deliver this Agreement and all other documents in connection with the transaction contemplated hereby to which it is a party and has the full powers and authorizations to consummate the transaction contemplated by this Agreement.

5.2.3	This Agreement will be lawfully and duly executed and delivered by Party C. This Agreement will constitute a valid and binding obligation of Party C.

5.2.4	The members of Party A are the registered lawful shareholders of Party C as of the time when this Agreement become effective. Under this Agreement, Party B and/or other entity or person designated by it may, following each Exercise, have the clean title to the Transferred Equity free from any liens, pledges, claims and other security interest or third-parties rights.

Article Six Party A’s Undertankings

Each of Party A hereby severally undertakes as follows:

6.1	During the term of this Agreement, unless otherwise disclosed to Party B and consented to by Party B in writing in advance or imposed by any applicable laws, it shall not:

6.1.1	assign or otherwise dispose of any Expected Equities or create any security interest or other third-party right on any Expected Equities;

6.1.2	increase or decrease the registered capital of Party C;

6.1.3	declare distribution of or actually distribute any distributable profits or dividends;

6.1.4	agree to or cause any merger or division of Party C;

6.1.5	directly or indirectly hold any equity interest in, serve as a director of, become an employee of or provide any service to (except for the services provided during the ordinary course of Party C’s business), any domestic or foreign entity which engages in any business similar or competitive to that of Party C;

6.1.6	cause Party C to be terminated, liquidated or dissolved; and

6.1.7	amend the articles of association of Party C.

6.2	It shall ensure that Party C will comply with Party C’s undertakings set forth below under Article 7.1 during the term of this Agreement.

Purchase Option and Cooperation Agreement

6.3	During the term of this Agreement, it shall use all its endeavors to grow Party C’s business, ensure Party C is operated in a lawful and compliant manner and shall have no action or omission which may damage Party C’s assets or goodwill or affect the validity of the various business certificates, licenses and qualifications required to be obtained by Party C. When it ceases to be a shareholder of Party C, it shall cause its successor to accept in writing the rights and obligations hereunder with equal validity.

6.4	Party A undertakes to, upon the reasonable request of Party B, take all the necessary actions and execute any necessary documents (including without limitation to complementary agreements to this Agreement) for the purpose of the exercise and realization of all the rights under this Agreement.

6.5	Without breach of other provisions of this Agreement, if at any time the PRC publishes or amends any laws, regulations and rules or the interpretation or application thereof is changed, or any alteration occurs to the relevant registration procedures, in each case making it illegal for Party B to maintain the validity of this Agreement and/or to exercise the rights specified herein in such manner as provided hereunder, or deemed to violate such laws, regulations or rules, in order to achieve the following purposes, it shall, at the written instructions and reasonable request of Party B, promptly take certain actions and/or enter into certain agreements or other documents:

(1)	maintaining the validity of this Agreement;

(2)	being able to dispose of any pledged collateral in such manner as specified herein; and/or

(3)	sustaining or fulfilling the intent of this Agreement.

Article Seven Party C’s Undertakings

7.1	Party C undertakes that during the term of this Agreement, unless otherwise disclosed to Party B and consented to by Party B in writing in advance or imposed by any applicable laws, it shall not:

7.1.1	dispose of any Party C’s Assets other than in the ordinary course of business;

7.1.2	dispose of in any way its operation rights and/or profit-sharing rights in connection with any of its business other than in the ordinary course of business;

7.1.3	terminate any Material Agreement to which it is a party or enter into any other agreement in conflict with any existing Material Agreement;

7.1.4	make any lendings or borrowings, or provide guarantee or perform in such manner as providing a guarantee, or assume any substantial obligations other than in the ordinary course of business;

7.1.5	acquire any entity or invest in any entity; and

Purchase Option and Cooperation Agreement

7.1.6	maintain or permit maintenance of, any money of Party C in the account of any other entity or person except in the ordinary course of business under temporary circumstances.

7.2	If any third-party consent, permit, waiver, authorization or any approval, permit, exemption from or registration or filing with (as required under law) any governmental entity for the execution and performance of this Agreement and the grant of the Purchase Option hereunder is required, Party C shall endeavor to assist in satisfying the foregoing requirements.

7.3	Without the prior written consent of Party B, Party C will not assist or permit Party A to assign or otherwise dispose of any Expected Equities or encumber any Expected Equities with any security interest or other third-party rights.

7.4	Party C shall not take or allow any act or action which may adversely affect Party B’s interests under this Agreement.

Article Eight Party B’s Undertakings

On the premise that each of Party A and Party C shall perform its obligations and undertakes hereunder and the representations and warranties made by each of them hereunder shall remain true and valid, Party B undertakes it will, in such way as permitted under law, share the costs and expenses incurred by Party C arising from the ordinary course of business and operation of Party C and enable Party C to gain the profits equivalent to the functions and risks it has assumed.

Article Nine Confidentiality Obligations

9.1	Whether or not this Agreement is terminated, Party A shall remain subject to the confidentiality obligations with respect to the information set forth below:

(1)	the execution and performance of this Agreement and the terms hereof;

(2)	the trade secrets, proprietary information and customer information in respect of Party B acquired or received by it as a result of the execution and performance of this Agreement; and

(3)	the trade secrets, proprietary information and customer information (the “Confidential Information”) in respect of Party C acquired or received by it in the capacity of Party C’s shareholder.

Party A shall use such Confidential Information solely for the purpose of performing its obligations under this Agreement. Without Party B’s written consent, none of Party A may disclose such Confidential Information to any third party, failing which the disclosing party shall be held liable for such breach and compensate any losses arising therefrom.

9.2	Upon the termination of this Agreement, Party A shall, at the request of Party B, return, destroy or otherwise dispose of all documents, materials or software containing the Confidential Information and cease to use such Confidential Information.

Purchase Option and Cooperation Agreement

9.3	Notwithstanding the other provisions hereof, this Article Nine shall survive the suspension or termination of this Agreement.

Article Ten Term

This Agreement shall become effective from the date of execution by the parties and shall terminate after all Expected Equities are duly transferred as agreed herein to Party B and/or other entity or person designated by it.

Article Eleven Notice

11.1	Any notices, requests, demands and other communications required under this Agreement or to be given pursuant to this Agreement shall be made in writing and delivered to the relevant Party/ies.

11.2	If such a notice or other communication is sent by facsimile or electronic mail, it shall be deemed served when so sent, or if sent by personal delivery, upon a delivery face to face, or if sent by post, five (5) days after the day mailed.

Article Twelve Liability for Breach

12.1	The Parties consent and acknowledge that if either Party (the “Breaching Party”) substantially breaches any agreement hereunder or substantially fails to perform any of its obligations hereunder, in each case constituting a breach under this Agreement (the “Breach”), the non-breaching Party/ies has the right to request the Breaching Party to make a redress or take remedial actions within the reasonable period of time. If the Breaching Party fails to make any redress or take remedial actions within the above reasonable period of time or within fifteen (15) days after the non-breaching Party/ies sending a written notice to the Breaching Party for request of a redress of such Breach, the non-breaching Party/ies may elect to:

(1)	terminate this Agreement and claim full damages against the Breaching Party; or

(2)	require a specific performance of the obligations of the Breaching Party hereunder and claim full damages against the Breaching Party.

But in no event may Party A or Party C require a termination of this Agreement for any cause pursuant to the above Article 12.1 (1).

12.2	The rights and remedies provided herein are cumulative and shall not exclude other rights or remedies available in law.

12.3	Notwithstanding the other provisions hereof, this Article Twelve shall survive the suspension or termination of this Agreement.

Article Thirteen Miscellaneous

Purchase Option and Cooperation Agreement

13.1	This Agreement is made in Chinese in twelve counterparts, each of which shall be held by the appropriate Party.

13.2	The conclusion, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.

13.3	If any dispute arises out of the interpretation and performance of the provisions hereof among the Parties, the Parties shall resolve such dispute in good faith through consultation. If the dispute cannot be resolved through consultation, any Party may bring such dispute to Shanghai Branch of the China International Economic and Trade Arbitration Commission for a resolution through arbitration in accordance with its arbitration rules then in force. The place of arbitration shall be in Shanghai. The arbitration proceedings shall be conducted in Chinese. The arbitral award shall be final and equally binding upon the Parties. This Article 13.3 shall survive the termination or cancellation of this Agreement.

13.4	No right, power and remedy conferred to each Party by any of the provisions of this Agreement shall be exclusive of any other right, power or remedy available to such Party under law and other provisions of this Agreement, and no exercise by a Party of its rights, powers and remedies shall be exclusive of the exercise by such Party of other rights, powers and remedies available to it.

13.5	No failure or delay of a Party to exercise any right, power and remedy available to it under this Agreement or law (“Such Party’s Rights”) shall constitute a waiver of such rights and no single or partial waiver of Such Party’s Rights shall be exclusive of the exercise by such Party of such rights in any other manner and the exercise of other Such Party’s Rights.

13.6	Article headings in this Agreement are included herein for convenience of reference only and in no event shall be used for or affect the interpretation of the terms of this Agreement.

13.7	Each provision of this Agreement may be severed and separated from each of the other provisions hereof. If at any time one or more of the provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected.

13.8	This Agreement, when executed, shall supersede any other legal instrument previously executed by and between the Parties with respect to the same subject matter. Any amendment or supplement to this Agreement shall be in writing and become effective after duly signed by the Parties.

13.9	Without the prior written consent of Party B, neither Party A nor Party C may assign any of its rights and/or obligations under this Agreement to any third party. Upon a notice served on Party A and Party C, Party B has the right to assign any of its rights and/or obligations hereunder to any third party designated by it.

13.10	This Agreement shall be binding upon the lawful successors of each Party.

Purchase Option and Cooperation Agreement

(Signature Page)

Party A:

Zhang Lu		Lin Haixiao
Signature:	/s/ Zhang Lu	Signature:	/s/ Lin Haixiao

Yue Tao		Liu Wei
Signature:	/s/ Yue Tao	Signature:	/s/ Liu Wei

Cheng Chen		Chen Kai
Signature:	/s/ Cheng Chen	Signature:	/s/ Chen Kai

Wang Yonggui		Qu Fabin
Signature:	/s/ Wang Yonggui	Signature:	/s/ Qu Fabin

Feng Yuliang Signature:	/s/ Feng Yuliang	Shanghai Lanlin Bio-technology Co., Ltd. (Official Seal)

Authorized Representative:

Name:

Party B: Shanghai Zhengtu Information Technology Co., Ltd. (Official Seal)

Authorized Representative:	(Zhang Lu)

Name:

Party C: Shanghai Zhengtu Network Technology Co., Ltd. (Official Seal)

Authorized Representative:

Name:

Purchase Option and Cooperation Agreement

Appendix 2

Form of Exercise Notice

To: [Name of Party A]

Whereas you, our company and Shanghai Zhengtu Network Technology Co., Ltd. (“Party C”) entered into a Purchase Option and Cooperation Agreement (the “Option Agreement”) dated September 7, 2006, pursuant to which you shall, at the request of our company and to the extent permitted under PRC laws and regulations, transfer the equity interests you hold in Party C to our company or any third party designated by our company.

Therefore, now our company serves this notice on you as below:

Our company hereby proposes to exercise the Purchase Option under the Option Agreement and our company /[name of company /individual] designated by our company will be transferred [    ]% of equity interests you hold in Party C (the “Proposed Transferred Equity”). Upon receipt of this notice, please immediately transfer all of the Proposed Transferred Equity to our company /[name of company /individual] designated by our company as agreed in the Option Agreement.

Best regards,

Shanghai Zhengtu Information Technology Co., Ltd.
(Official Seal)

Authorized Representative:

Date:

Purchase Option and Cooperation Agreement

Appendix 3

Form of Power of Attorney

I, [    ] (ID Card No.[            ]), hereby irrevocably appoint [        ] (ID Card or Passport No.[            ]) as my authorized agent to execute all legal documents required for or relating to the exercise by Shanghai Zhengtu Information Technology Co., Ltd. (“Party B”) of the rights under the Purchase Option and Cooperation Agreement which I entered into with Party B and Shanghai Zhengtu Network Technology Co., Ltd..

Signature:

Date: September 7, 2006

Purchase Option and Cooperation Agreement

Form of Power of Attorney

Our company hereby irrevocably appoints [            ] (ID Card or Passport No.[            ]) as the authorized agent of our company to execute all legal documents required for or relating to the exercise by Shanghai Zhengtu Information Technology Co., Ltd. (“Party B”) of the rights under the Purchase Option and Cooperation Agreement which our company entered into with Party B and Shanghai Zhengtu Network Technology Co., Ltd..

Signature:

Date: September 7, 2006

Purchase Option and Cooperation Agreement

Appendix 1 (correction):

Information of Party C

Company Name:	Shanghai Zhengtu Network Technology Co., Ltd.

Registered Address:	Room 708, Building 29, 396 Guilin Road, Xuhui District, Shanghai

Registered Capital:	RMB 10,000,000

Shareholding Structure:

Shareholder Name	Amount in Registered Capital	Percentage	Method of Capital Contribution
Zhang Lu	125,000	1.25%	Cash	Signature
Lin Haixiao	500,000	5%	Cash	Signature
Yue Tao	137,500	1.375%	Cash	Signature
Liu Wei	162,500	1.625%	Cash	Signature
Cheng Chen	162,500	1.625%	Cash	Signature
Chen Kai	575,000	5.75%	Cash	Signature
Wang Yonggui	100,000	1%	Cash	Signature
Qu Fabin	100,000	1%	Cash	Signature
Feng Yuliang	637,500	6.375%	Cash	Signature
Shanghai Lanlin Biotechnology Co., Ltd.	7,500,000	75%	Cash	Official Seal

Fiscal Year: calendar year January 1 to December 31

Shanghai Zhengtu Information Technology Co., Ltd.

Shanghai Zhengtu Network Technology Co., Ltd. (Official Seal)

Shanghai Zhengtu Information Technology Co., Ltd. (Official Seal)